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                          PRESS RELEASE



FOR IMMEDIATE RELEASE:                           CONTACT:

VALHI, INC.                                       STEVEN L. WATSON
THREE LINCOLN CENTRE                                   VICE PRESIDENT
5430 LBJ FREEWAY                                  (972) 233-1700
DALLAS, TEXAS 75240-2697                          (972) 239-0142 (FAX)



                VALHI ANNOUNCES REFINANCING OF LOANS RECEIVABLE

     Dallas, Texas . . . May 15, 1997 . . . Valhi, Inc. (NYSE: VHI) announced today that Snake River Sugar Company, an Oregon cooperative, has completed $100 million in term loan financing with third party lenders. Proceeds of the loan will be utilized to repay approximately $100 million of $192 million in debt financing provided by Valhi in conjunction with the January 3, 1997 transfer of control to Snake River of the refined sugar business previously conducted by The Amalgamated Sugar Company, an indirect wholly owned subsidiary of Valhi. Following the refinancing, Valhi loans to Snake River will be reduced to $87 million.

     Valhi is engaged in the chemicals, component products and waste management industries.
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